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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Amendment No. 3 to the Registration Statement on form F-1 (File No. 333-87537) of our report, which includes comments for US readers on Canada-US reporting differences, dated June 18, 1999, except for note 2(a) which is as of November 15, 1999, on our audit of the financial statements of E-Cruiter.com Inc. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.





                                                  /s/ PricewaterhouseCoopers LLP
Ottawa, Canada                                        Chartered Accountants
November 29, 1999